Exhibit 10.20

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made and entered into as of January 28, 2025, by and between Aether Holdings, Inc. (the “Company”) and Suresh Iyer (“Employee”).

WHEREAS, the Company and the Employee entered into that certain Consulting Agreement dated as of August 1, 2024 (the “Consulting Agreement”); and

WHEREAS, the Company desires to continue to employ the Employee as Chief Financial Officer of the Company on a part-time basis, and to enter into this Agreement embodying the terms of such part-time employment, and the Employee desires to be employed with the Company, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises of the parties contained herein, the parties, intending to be legally bound, hereby terminate the Consulting Agreement in its entirety and agree as follows:

1.	Position of Employment.

a.	The Company will employ the Employee in the position of Chief Financial Officer, and, in that position, Employee will report to the Company’s Chief Executive Officer. Employee’s duties shall include (i) the duties customarily associated with the positions of Chief Financial Officer, including serving as the Company’s principal financial and accounting officer, and (ii) such other reasonable related duties as the Company or its Board of Directors may assign to Employee from time to time (including service to subsidiaries of the Company for no additional consideration). The Company retains the right to change Employee’s title, duties, and reporting relationships as may be determined to be in the best interests of the Company; provided, however, that any such change shall be consistent with Employee’s training, experience, and qualifications. Employee represents that he will use his reasonable best efforts to work a minimum of twenty (20) hours per week. The Employee shall have the ability to provide services to other companies through his consulting company, Ledger Pros LLC and/or any other company, provided that the provision of such services to other companies does not create an actual or perceived conflict of interest.

b.	The terms and conditions of the Employee’s employment shall, to the extent not addressed or described in this Agreement, be governed by the Company’s Board of Directors. In addition, the Company in its discretion may adopt a formal Policies and Procedures Manual for all employees to adhere to. In the event of a conflict between this Agreement, the Board of Directors, and/or the future implementation of a Policies and Procedures Manual and/or existing practices, the terms of this Agreement shall govern.

c.	Employee shall devote Employee’s business time and effort sufficient to fully address the business and affairs of the Company, consistent with the provisions of Section 1(a) above. The Company acknowledges that Employee is currently engaged in activities and consultancies in addition to Employee’s employment relationship with the Company, and that Employee may establish additional outside relationships and activities without approval by the Company so long as they do not unreasonably interfere with Employee’s duties hereunder.

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2.	Term of Employment. This Agreement, and Employee’s employment hereunder, shall commence on the date of closing for the Company’s initial public offering of its common stock (the “Effective Date”) and shall continue until terminated earlier in accordance with this Section 2 (the “Term of Employment”). The parties acknowledge, subject to the provisions of this Section 2, that Employee’s employment with the Company is on an at-will basis, and either Company or Employee may therefore terminate the Employee’s employment, with or without cause, at any time and for any reason upon the terms and conditions specified in this Section 2 below.

a.	This Agreement and Employee’s employment hereunder may be terminated at any time and for any reason not constituting a Termination With Cause (as defined below) upon thirty (30) days’ prior written notice by the Company to Employee (a “Termination Without Cause”).

b.	This Agreement and Employee’s employment hereunder may be terminated at any time immediately for Cause (as defined below) upon written notice to Employee specifying in reasonable detail the acts or omissions constituting Cause (a “Termination With Cause”).

c.	Employee may terminate Employee’s employment hereunder at any time and for any reason upon no less than thirty (30) days’ prior written notice to the Company.

d.	Employee shall have the right to resign from employment for “Good Reason” if: (i) there is a material adverse change or material diminution in Employee’s duties, responsibilities, functions, reporting lines, or title with Company, (ii) there is a material reduction in the compensation payable to Employee hereunder, or (iii) there is a material breach of the provisions of this Agreement by the Company. Employee cannot terminate Employee’s employment for Good Reason unless Employee has provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within fifteen (15) days of the initial existence of such grounds, and Company has had at least thirty (30) days from the date on which such notice is provided to cure such circumstances (and has failed to cure such circumstances within such period). If Company has not, within such thirty (30) day period, cured the circumstances providing grounds for termination for Good Reason, and Employee does not terminate Employee’s own employment for Good Reason within ten (10) days after the expiration of Company’s cure period in the preceding sentence, Employee will be deemed to have waived Employee’s right to terminate for Good Reason with respect to such grounds. A resignation that is effected in accordance with this paragraph is referred to as a “Good Reason Resignation.”

e.	In the event of a Termination Without Cause or a Good Reason Resignation, the Employee shall be paid Employee’s normal monthly Base Salary (as defined below) and accrued bonus, and benefits for a period of six (6) months following the effective date of termination of employment, which shall constitute Employee’s full and complete entitlement to severance compensation. However, the right to receive such severance compensation is conditioned upon Employee signing (and not revoking), by the thirtieth (30th) day after Employee’s last day of employment, a general release of all claims in a form provided by the Company releasing all claims against the Company and its officers, directors, stockholders, and affiliates (provided that such release shall exclude Employee’s right to receive severance compensation hereunder).

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f.	As used herein, the term “Cause” shall mean (i) commission of a willful act of dishonesty in the course of Employee’s duties hereunder or misappropriation of funds, theft, or embezzlement by Employee of Company funds or property, (ii) conviction by a court of competent jurisdiction of, or plea of no contest to, a crime constituting a felony or conviction in respect of, or plea of no contest to, any act involving fraud, dishonesty or moral turpitude, (iii) Employee’s gross or willful misconduct (whether or not directly related to the Company or its business) or illegal conduct that impairs the performance of Employee’s duties or that is injurious to the Company, including without limitation injurious to the reputation of the Company, (iv) Employee’s performance under the influence of controlled substances (other than those taken pursuant to a medical doctor’s orders), or continued habitual intoxication, during working hours, (v) Employee’s personal misconduct or refusal or material failure to timely perform Employee’s duties and responsibilities or to timely carry out the lawful directives of Company, which, if capable of being cured shall not have been cured, within thirty (30) days after Company shall have advised Employee in writing of its intention to terminate Employee’s employment; provided, that such right to cure shall not apply to any subsequent act or omission of a substantially similar nature or type, or (vi) Employee’s material non-compliance with the terms of this Agreement or any Company policy, which, if capable of being cured, shall not have been cured within thirty (30) days after Company shall have advised Employee in writing of its intention to terminate Employee’s employment for such reason. During the foregoing 30-day cure period, the Company may place Employee on paid administrative leave, require Employee to absent himself from the office and perform only certain work or to cease performing work and such actions by the Company shall not constitute “Good Reason” for Employee to resign.

g.	Notwithstanding any provision of this Agreement to the contrary, the obligations and commitments under Sections 5 through 10 of this Agreement shall survive and continue in full force and effect in accordance with their terms notwithstanding any termination of Employee’s employment for any reason or termination of this Agreement for any reason.

3.	Compensation. The Company shall pay Employee an initial base salary of $150,000 per annum beginning on the Effective Date, provided, however, that if the Effective Date is a date other than the first day of such month, Employee’s Base Salary will be prorated based on the number of days then remaining during such month and continuing for the remaining Term of Employment as defined in Section 2 herein. The Employee’s Base Salary shall be paid semi-monthly unless applicable law requires that it be paid more frequently, after the deduction of appropriate federal, state, and local withholding taxes. For the avoidance of doubt, it is expressly stated that the base salary is premised upon Employee’s part-time work and is not to be pro-rated on account of the fact that the Employee is working part-time. Bonus Compensation may be paid to Employee in the sole discretion of the Company’s Board of Directors. Any compensation paid on the basis of reports of earnings that are restated may be recouped by the Company in accordance with the Company’s clawback policy as adopted and amended from time to time.

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4.	Expenses. The Company will reimburse Employee for all reasonable out-of-pocket travel and other expenses incurred by Employee during the Term of Employment in providing services hereunder, subject to any requirements or conditions as may be set forth in any expense reimbursement policy or procedures as may be adopted from time to time by the Company.

5.	Proprietary Information. Employee understands that Employee’s participation in this Agreement with the Company creates a relationship of confidence and trust with respect to any information (including Trade Secrets) that may be disclosed to Employee by or on behalf of the Company that relates to the businesses, assets, or financial position of the Company or to the business, assets, or financial positions of any affiliate, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence (the “Proprietary Information”). Such Proprietary Information includes, but is not limited to, inventions, marketing plans, product plans, business strategies, financial information, forecasts, personnel information, customer lists, domain names or any other material information, which is not generally available to the public.

6.	Confidentiality. At all times, both during the Term of Employment and at all times thereafter, Employee will keep and hold all Proprietary Information in strict confidence and trust. Employee will not use or disclose any Proprietary Information without the prior written consent of the Company, except as may be necessary to perform Employee’s duties for the benefit of the Company. Upon termination of Employee’s involvement with the Company, Employee will promptly deliver to the Company all documents and materials of any nature pertaining to Employee’s work with the Company. Employee will not take with Employee any documents or materials or copies thereof containing any Proprietary Information. As used herein, the term “Trade Secret” means any technical or nontechnical data, formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers, or other information similar to any of the foregoing, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Employee shall keep all Trade Secrets of the Company for as long as the Company maintains them as a trade secret. In addition to the requirements set forth above, Employee agrees that the restrictions in this Agreement regarding the use or disclosure of Proprietary Information, including, without limitation, the restrictions in this Agreement regarding the use or disclosure of Trade Secrets, shall be in addition to any restrictions imposed by law in the absence of contract. Moreover, misappropriation of a trade secret of the Company in breach of this Agreement may subject Employee to liability under the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement, Executive hereby is notified in accordance with the DTSA that Employee will not be held criminally or civilly liable under a federal or state law for the disclosure of a trade secret that is made in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Employee may disclose the trade secret to the Employee’s attorney and use the trade secret information in the court proceeding, provided that the Employee must file any document containing the trade secret under seal, and must not disclose the trade secret, except pursuant to court order.

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7.	No Breach of Other Agreement. Employee represents that Employee’s performance of all the terms of this Agreement will not breach any agreement with any former or current employer or other party. Employee represents that Employee will not bring with Employee to the Company or use in the performance of Employee’s duties for the Company any documents or materials or intangibles of a former employer or third party that are not generally available to the public or have not been legally transferred to the Company.

8.	Injunctive Relief. Employee understands that in the event of a breach or threatened breach of paragraphs 5 or 6 of this Agreement by Employee, the Company may suffer irreparable harm. Employee therefore agrees that, in the event of such breach, the Company will be entitled to injunctive relief to enforce this Agreement without being required to post a bond.

9.	Notices. For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been given when delivered by email with return receipt requested, upon the obtaining of a valid return receipt from the recipient, by hand, or mailed by nationally recognized overnight delivery service, addressed to the Parties’ addresses specified below or to such other address as any Party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt:

To the Company:

Aether Holdings, Inc.

Attn: Chief Executive Officer

1441 Broadway, 30th Floor

New York, NY 10018

Email: nicolaslin@helloaether.com

With a copy that will not constitute notice to:

Richard I. Anslow, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Fl

New York, New York 10105

Email: ranslow@egsllp.com

To the Employee: Suresh Iyer [*]

10.	Governing Law; Severability. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to that body of laws pertaining to conflicts of laws. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the foregoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then this Agreement will not be enforceable against such affected party and both parties agree to renegotiate such provision(s) in good faith.

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11.	Venue. The exclusive venues for all claims arising from or concerning this Agreement or the Employee’s employment shall be the courts of the State of New York in and for the County of New York and the United States District Court for the Southern District of New York. The Parties irrevocably consent to such jurisdiction and waive any objections to such venue. The Parties irrevocably consent to the jurisdiction of such courts. The Parties irrevocably consent to the jurisdiction of such courts as applicable, in connection with, or incident to, any dispute, claim, case, controversy or matter arising out of or relating to your employment or this Agreement, to the exclusion of the courts of any other state, territory or country. The parties knowingly, willingly, and voluntarily, WAIVE ALL RIGHT TO TRIAL BY JURY in any such proceedings.

12.	Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

13.	Entire Agreement. This Agreement and the documents referred to herein or referencing this Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof and Employee’s employment with the Company.

14.	Amendment and Waiver. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its officer pursuant to the authority of its Board, and the Employee has executed this Agreement, as of the day and year first written above.

AETHER HOLDINGS, INC.

/s/ Nicolas Lin
By:	Nicolas Lin
Title:	Chief Executive Officer

/s/ Suresh Iyer
Suresh Iyer, individually

[Signature Page to CFO Employment Agreement – S. Iyer]

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